UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 30, 2011

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

 (Exact name of registrant as specified in its charter)

COLORADO	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 30, 2011, the board of directors of Worldwide Energy & Manufacturing USA, Inc. (the “Company”) appointed Gary Koos as its Chief Financial Officer and Treasurer.  In consideration for his services, Mr. Koos will receive an annual salary of $15,000 per month. In addition, he will be eligible to participate in the Company’s Employee Incentive Plan, as determined annually by the Company, at the level of up to 25% of his base salary, subject to meeting Company and individual goals and objectives.

From 2010 to 2011, Mr. Koos was an independent consultant for various companies.  From 2008 until 2010, Mr. Koos was the Chief Financial Officer and Chief Operations Officer of Intera Group, Inc. From 2005 to 2008 he was the Chief Financial Officer and a board member of BlockShield Plc. and Wavezero Inc.  In these roles, he managed the operations, finance, accounting, regulatory reporting, corporate taxation, investor relations, treasury, human resources and legal departments.  Mr. Koos also held senior financial roles at PolyStor Corporation and KLA-Tencor Corporation and was a Senior Tax Advisor for Arthur Andersen. He has also been a member of the Board of Directors and Audit Committee for the American Public Communications Council.

 ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
10.1	Offer Letter between the Company and Gary Koos

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date: June 1, 2011	By:	/s/ Jeff Watson
Jeff Watson
President and Chief Executive Officer